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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Amendment No. 4 to the Registration Statement on Form S-3 (Reg. No. 333-62837) of Sun Life Assurance Company of Canada (U.S.) of our report dated February 7, 2001 appearing in the Annual Report on Form 10-K of Sun Life Assurance Company of Canada (U.S.) for the year ended December 31, 2000.

We also consent to the reference to us under the heading "Accountants" appearing in the Prospectus contained in the Registration Statement.

DELOITTE & TOUCHE LLP
Boston, Massachusetts

April 6, 2001